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                                                                    Exhibit 23.3



           CONSENT OF BURR, PILGER & MAYER, LLP, INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on From S-4 of our report dated November 20, 2000 relating to the consolidated financial statements of Entertainment Digital Network, Inc. and subsidiaries, and to the reference to our Firm under the "Experts" caption in the Prospectus.



/s/ Burr, Pilger & Mayer, LLP
San Francisco, California
June 12, 2001